Exhibit (n)(4)(i)

AMENDED SCHEDULE A

to the

FIFTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING EQUITY TRUST

Funds	Classes of Shares
	A	B	C	I	O	R	W
ING Equity Dividend Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING Growth Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING MidCap Opportunities Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Mid Cap Value Fund	N/A	N/A	N/A	Ö	N/A	N/A	N/A
ING Real Estate Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING SmallCap Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING Value Choice Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö

Last Approved: September 30, 2011

Last Amended: September 30, 2011

AMENDED SCHEDULE B

to the

FIFTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING EQUITY TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

Funds	A	B	C	I	O	R	W
ING Equity Dividend Fund	0.25	1.00	1.00	N/A	N/A	0.50	N/A
ING Growth Opportunities Fund	0.35	1.00	1.00	N/A	N/A	0.50	N/A
ING MidCap Opportunities Fund	0.30	1.00	1.00	N/A	0.25	0.50	N/A
ING Mid Cap Value Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A
ING Real Estate Fund	0.25	1.00	1.00	N/A	0.25	0.50	N/A
ING SmallCap Opportunities Fund	0.30	1.00	1.00	N/A	N/A	0.50	N/A
ING Value Choice Fund	0.25	1.00	1.00	N/A	0.25	0.50	N/A

Last Approved: September 30, 2011

Last Amended: September 30, 2011

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